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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 24, 2009

                              AETHLON MEDICAL, INC.
               (Exact name of Registrant as specified in charter)


         Nevada                                                 13-3632859
         ------                                               -------------
(State or other jurisdiction                                  (IRS Employer
    of incorporation)                                     Identification Number)

                                    000-21846
                                    ---------
                            (Commission File Number)

                       3030 Bunker Hill Street, Suite 4000
                           San Diego, California 92109
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 459-7800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





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FORWARD LOOKING STATEMENTS

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 24, 2009, Aethlon Medical, Inc. (the "Registrant") entered into a Subscription Agreement among the Registrant and two accredited investors (the "Purchasers") pursuant to which the Registrant issued and sold convertible promissory notes in the principal amount of $338,250 and three-year warrants to purchase an aggregate of 676,500 shares of the Registrant's common stock at an exercise price of $0.50 per share. The convertible promissory notes bear interest compounded monthly at the annual rate of ten percent (10%) and mature on August 24, 2010. The aggregate gross proceeds to the Registrant were $307,500. The convertible promissory notes are convertible at the option of the holders into shares of common stock of the Registrant at a price per share equal to eighty percent (80%) of the average of the three lowest closing bid prices of the common stock as reported by Bloomberg L.P. for the principal market on which the common stock trades or is quoted for the ten (10) trading days preceding the proposed conversion date. Subject to adjustment as described in the note, the conversion price may not be more than $0.25 nor less than $0.15

         Pursuant to the Subscription Agreement, the Registrant granted "piggy back" registration rights to the Purchasers to include in any Form S-1 Registration Statement or similar registration statement filed by the Registrant after August 24, 2009 (other than on a Form S-8 or S-4) the shares underlying the warrants and the notes. Upon certain events, including events of default under the notes, the Purchasers have a right to demand that the Registrant redeem the notes at 120% of the face value of the notes.

         The foregoing description of the Subscription Agreement, the promissory notes and the warrants does not purport to be complete and is qualified in its entirety by the form of warrant attached hereto as Exhibit 4.1, the form of Subscription Agreement attached hereto as Exhibit 10.1, and the form of promissory note attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

         As previously reported in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, in July 2009, the Registrant issued a convertible promissory note in the principal amount of $330,000 and a common stock purchase warrant to an accredited investor on terms similar to the August 24, 2009 notes and warrants described herein. The July note is convertible into shares of the Registrant's common stock at a price per share that is equal to the lesser of (i) $0.25, or (ii) the average of the closing bid prices of the common stock for the three days immediately preceding the conversion date, subject in any case to a floor of $0.15 per share. The investor also received warrants to purchase 600,000 shares of the Registrant's common stock at an exercise price of $0.50 per share.



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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         The information set forth in Item 1.01 is hereby incorporated into this
Item 3.02. The promissory notes and warrants issued in connection with the Subscription Agreement were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each Purchaser represented to the Registrant that such Purchaser was an "accredited investor" as such term is defined under Regulation D and the offering did not involve any form of general solicitation or general advertising.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Item No.          Description
--------          -----------

4.1      Form of Common Stock Purchase Warrant
10.1     Form of Subscription Agreement
10.2     Form of Convertible Promissory Note




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2009

                                        AETHLON MEDICAL, INC.

                                        By: /s/ James A. Joyce
                                            -----------------------------------
                                            James A. Joyce
                                            Chief Executive Officer